October 7, 1997 4:29 PM

                                 CONFORMED COPY

                                  $450,000,000

                            364-DAY CREDIT AGREEMENT

                           dated as of October 7, 1997

                                      among

                               PECO ENERGY COMPANY

                                   as Borrower

                             THE BANKS NAMED HEREIN

                                    as Banks

                         CERTAIN BANKS SPECIFIED HEREIN

                                as Lead Managers

                         CERTAIN BANKS SPECIFIED HEREIN

                                  as Co-Agents

                      FIRST CHICAGO CAPITAL MARKETS, INC.,
                              MELLON BANK, N.A. and

                            CITICORP SECURITIES, INC.

                              as Syndication Agents

                     FIRST CHICAGO CAPITAL MARKETS, INC. and
                                MELLON BANK, N.A.

                                  as Arrangers

                       THE FIRST NATIONAL BANK OF CHICAGO

                             as Administrative Agent

                                       and

                                MELLON BANK, N.A.

                             as Documentation Agent

                                TABLE OF CONTENTS

Section                                                                     Page

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01 Certain Defined Terms ..............................................      1
1.02 Computation of Time Periods ........................................     11
1.03 Accounting Principles ..............................................     11

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

2.01 The Contract Advances ..............................................     11
2.02 Making the Contract Advances .......................................     11
2.03 The Auction Advances ...............................................     12
2.04 Fees ...............................................................     15
2.05 Reduction of the Commitments .......................................     16
2.06 Repayment of Contract Advances .....................................     16
2.07 Interest on Contract Advances ......................................     16
2.08 Additional Interest on Contract Advances ...........................     16
2.09 Interest Rate Determination ........................................     17
2.10 Conversion of Contract Advances ....................................     17
2.11 Prepayments ........................................................     18
2.12 Increased Costs ....................................................     18
2.13 Illegality .........................................................     19
2.14 Payments and Computations ..........................................     20
2.15 Taxes ..............................................................     21
2.16 Sharing of Payments, Etc ...........................................     22
2.17 Extension of Termination Date ......................................     22
2.18 Additional Lenders .................................................     23

                                   ARTICLE III
                              CONDITIONS OF LENDING

3.01 Conditions Precedent to Initial Advances ...........................     25
3.02 Conditions Precedent to Certain Contract Borrowings ................     26
3.03 Conditions Precedent to Each Auction Borrowing .....................     26

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties of the Borrower .....................     27

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

5.01 Affirmative Covenants ..............................................     28
5.02 Negative Covenants .................................................     30

                                   ARTICLE VI
                                EVENTS OF DEFAULT

6.01 Events of Default ..................................................     31

                                   ARTICLE VII
                                   THE AGENTS

7.01 Authorization and Action ...........................................     33
7.02 Agents' Reliance, Etc ..............................................     33
7.03 Agents and Affiliates ..............................................     34
7.04 Lender Credit Decision .............................................     34
7.05 Indemnification ....................................................     34
7.06 Successor Administrative Agent .....................................     35
7.07 Syndication Agents, Co-Agents, Lead Managers and Arrangers .........     35

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01 Amendments, Etc ....................................................     35
8.02 Notices, Etc .......................................................     35
8.03 No Waiver; Remedies ................................................     36
8.04 Costs and Expenses; Indemnification ................................     36
8.05 Right of Set-off ...................................................     37
8.06 Binding Effect .....................................................     37
8.07 Assignments and Participations .....................................     37
8.08 Governing Law ......................................................     39
8.09 Consent to Jurisdiction ............................................     40
8.10 Execution in Counterparts; Integration .............................     40



Schedule I        List of Applicable Lending Offices

Exhibit A-1       Form of Contract Note

Exhibit A-2       Form of Auction Note

Exhibit B-1       Notice of a Contract Borrowing

Exhibit B-2       Notice of an Auction Borrowing

Exhibit C         Assignment and Acceptance

Exhibit D         Form of Opinion of Special Counsel for the Borrower

Exhibit E         Form of Opinion of Counsel to the Documentation Agent

Exhibit F         Form of Annual and Quarterly Compliance Certificate

Exhibit G         Form of Additional Lender Supplement

                            364-DAY CREDIT AGREEMENT

                           dated as of October 7, 1997

          PECO Energy Company, a Pennsylvania corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Banks"), certain Banks specified herein, as lead managers hereunder, (in such capacity, the "Lead Managers"), certain Banks specified herein, as co-agents hereunder (in such capacity, the "Co-Agents"), First Chicago Capital Markets, Inc. ("First Chicago Capital Markets"), Mellon Bank, N.A. ("Mellon") and CitiCorp Securities, Inc. ("CitiCorp"), as syndication agents hereunder (in such capacity, the "Syndication Agents"), First Chicago Capital Markets and Mellon, as arrangers hereunder (in such capacity, the "Arrangers"), The First National Bank of Chicago ("First Chicago"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and Mellon, as documentation agent for the Lenders hereunder (in such capacity, the "Documentation Agent"), hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, each of the following terms shall have the meaning set forth next to such term below (each such meaning to be equally applicable to both the singular and plural forms of the term defined):

          "Additional Lender" has the meaning specified in Section 2.18.

          "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing, an interest rate per annum equal to the sum of:

          (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 10:00 A.M. (Chicago time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance made as part of such Contract Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Domestic Rate Reserve Percentage for such Interest Period, plus

          (b) the Assessment Rate for such Interest Period.

     The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Adjusted CD Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(b).

          "Administrative Agent" means First Chicago in its capacity as administrative agent for the Lenders pursuant to Article VII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article VII.

          "Advance" means a Contract Advance or an Auction Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Agents" means the Administrative Agent, the Documentation Agent, the Syndication Agents, the Arrangers, the Co-Agents and Lead Managers, collectively.

          "Applicable Commitment Fee Rate" means (i) during any Level 1 Rating Period, 0.075% per annum, (ii) during any Level 2 Rating Period, 0.100% per annum, (iii) during any Level 3 Rating Period, 0.125% per annum, (iv) during any Level 4 Rating Period, 0.1625% per annum and (v) during any Level 5 Rating Period, 0.275% per annum. The Applicable Commitment Fee Rate shall change when and as the Rating Period changes.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Auction Advance.

          "Applicable Margin" means, on any date, for a Base Rate Advance, an Adjusted CD Rate Advance or a Eurodollar Rate Advance, the interest rate per annum set forth below in the column entitled "Base Rate", "CD Rate" or "Eurodollar Rate", as appropriate, opposite the applicable Rating Period in effect on such date:

          Rating Period                Base Rate                 CD Rate               Eurodollar Rate
             Level 1                       0                      .400%                     .275%
             Level 2                       0                      .450%                     .325%
             Level 3                       0                      .500%                     .400%
             Level 4                       0                      .625%                     .500%
             Level 5                       0                      .875%                     .750%

     The Applicable Margin applicable to an outstanding Contract Advance shall change when and as the Rating Period changes.

          "Arranger" means either of First Chicago Capital Markets or Mellon, in its capacity as Arranger, and not in its individual capacity as a Lender.

          "Assessment Rate" for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing means the assessment rate per annum (rounded upwards to the next higher multiple of 1/100 of 1% if the rate is not such a multiple) payable to the Federal Deposit Insurance Corporation (or any successor) by a member of the Bank Insurance Fund which is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss.327.4(a) (or any successor provision) for the insurance of time deposits at the offices of such institution in the United States, as estimated by the Administrative Agent on the first day of such Interest Period.

          "Assignment and Acceptance" means an assignment and acceptance entered
     into  by  a  Lender  and  an  Eligible   Assignee,   and  accepted  by  the
     Administrative Agent, in substantially the form of Exhibit C hereto.

          "Auction Advance" means an advance by a Lender to the Borrower as part of an Auction Borrowing resulting from the auction bidding procedure described in Section 2.03.

          "Auction Borrowing" means a borrowing consisting of simultaneous Auction Advances from each of the Lenders whose offer to make one or more
     Auction Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "Auction Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from an Auction Advance made by such Lender.

          "Auction Reduction" has the meaning specified in Section 2.01.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced by First Chicago, from time to time, as its corporate base rate; and

               (b) the sum of 1/2 of 1% per annum plus the Federal Funds Rate in effect from time to time.

          "Base Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(a).

          "Benchmark Debt" means the Borrower's senior secured long-term debt or, in the event that the Borrower has no senior secured long-term debt rated by S&P (or by a generally recognized successor to S&P) or by Moody's (or by a generally recognized successor to Moody's), the Borrower's senior unsecured long-term debt.

          "Borrowing" means a Contract Borrowing or an Auction Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized to close in Philadelphia, Pennsylvania, Chicago, Illinois or New York, New York, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CD Lending Office" means, with respect to any Lender, the office of such Lender specified as its "CD Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Co-Agent" means a Bank identified as such on the signature pages to this Agreement, in its capacity as Co-Agent, and not in its individual capacity as a Lender.

          "Code" means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, in each case as amended, reformed or otherwise modified from time to time.

          "Commitment" has the meaning specified in Section 2.01.

          "Consolidated Adjusted Total Capitalization" on any date shall mean the sum, without duplication, of the following with respect to the Borrower and its consolidated Subsidiaries (exclusive, in each case, of Nonrecourse Transition Bond Debt, to the extent Nonrecourse Transition Bond Debt would otherwise be included in such item): (a) total capitalization as of such date, as determined in accordance with GAAP, (b) the current portion of liabilities which as of such date would be classified in whole or part as long-term debt in accordance with GAAP (it being understood that the noncurrent portion of such liabilities is included in the total capitalization referred to in clause (a)), (c) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (d) all other liabilities which would be classified as short-term debt in accordance with GAAP (including, without limitation, all liabilities of the types classified as "Notes Payable, Bank" on the Borrower's audited balance sheet for December 31, 1996).

          "Consolidated Adjusted Total Debt" on any date shall mean the sum, without duplication, of the following with respect to the Borrower and its consolidated Subsidiaries (exclusive, in each case, of Nonrecourse Transition Bond Debt, to the extent Nonrecourse Transition Bond Debt would otherwise be included in such item): (a) all liabilities which as of such date would be classified in whole or in part as long-term debt in accordance with GAAP (including the current portion thereof), (b) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (c) all other liabilities which would be classified as short-term debt in accordance with GAAP (including, without limitation, all liabilities of the types classified as "Notes Payable, Bank" on the Borrower's audited balance sheet for December 31, 1996).

          "Contract Advance" means an advance by a Lender to the Borrower as part of a Contract Borrowing and refers to an Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Contract Advance.

          "Contract Borrowing" means a borrowing consisting of simultaneous Contract Advances of the same Type and, if such Borrowing comprises Adjusted CD Rate Advances or Eurodollar Rate Advances, having Interest Periods of the same duration, made by each of the Lenders pursuant to
     Section 2.01 or Converted pursuant to Section 2.10.

          "Contract Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Contract Advances made by such Lender.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances or CD Rate Advances, as the case may be, pursuant to Section 2.10.

          "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instrument, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business),
     (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

          "Documentation Agent" means Mellon in its capacity as documentation agent pursuant to Article VII, and not in its individual capacity as a Lender.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Rate Reserve Percentage" for the Interest Period for any Adjusted CD Rate Advance means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits of $100,000 or more in the United States with a maturity equal to such Interest Period.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; or (iv) the central bank of any country that is a member of the OECD; provided, however, that (A) any such Person described in clause (i), (ii) or (iii) above shall also (x) have outstanding unsecured long-term debt that is rated BBB- or better by S&P and Baa3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either such corporation is no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $100,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or
     (iv) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.15(e)).

          "Eligible Successor" means a Person which (i) is a corporation duly incorporated, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) is qualified to do business in Pennsylvania, (iii) as a result of the contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Borrower and its Subsidiaries, (iv) upon giving effect to the contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (v) is acceptable to the Majority Lenders as a credit matter.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Contract Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Eurodollar Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(c).

          "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended and modified from time to time.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" shall have the meaning given that term in Section 1.03.

          "Interest Period" means, for each Contract Advance, the period commencing on the date of such Contract Advance or the date of the Conversion of any Contract Advance into such a Contract Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90 or 180 days in the case of an Adjusted CD Rate Advance, and 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, in each case as the Borrower may select in accordance with Section 2.02 or 2.10; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the Termination Date then in effect;

               (ii) Interest Periods commencing on the same date for Contract Advances made as part of the same Contract Borrowing shall be of the same duration, and

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Lead Manager" means a Bank identified as such on the signature pages to this Agreement, in its capacity as Lead Manager, and not in its individual capacity as a Lender

          "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section
     2.18 or 8.07.

          "Level 1 Rating Period" means any period during which the Benchmark Debt is rated A- or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or A3 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

          "Level 2 Rating Period" means any period which does not qualify as a Level 1 Rating Period during which the Benchmark Debt is rated BBB+ or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or Baa1 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

          "Level 3 Rating Period" means any period which does not qualify as a Level 1 or Level 2 Rating Period during which the Benchmark Debt is rated BBB or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or Baa2 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

          "Level 4 Rating Period" means any period which does not qualify as a Level 1, Level 2 or Level 3 Rating Period during which the Benchmark Debt is rated BBB- or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or Baa3 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

          "Level 5 Rating Period" means any period which does not qualify as a Level 1, Level 2, Level 3 or Level 4 Rating Period (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

          "Lien" means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

          "Material Adverse Change" and "Material Adverse Effect" each means, relative to any occurrence, fact or circumstances of whatsoever nature (including, without limitation, any determination in any litigation, arbitration or governmental investigation or proceeding), any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of the Borrower and its consolidated Subsidiaries, taken as a whole.

          "Majority Lenders" means, at any time prior to the Termination Date, Lenders having at least 66-2/3% of the Commitments, and, at any time on or after the Termination Date, Lenders having at least 66-2/3% of the Advances outstanding (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders having such amount of the Commitments or the Advances or (ii) determining the total amount of the Commitments or the Advances).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means the First and Refunding Mortgage, dated as of May 1, 1923, between The Counties Gas & Electric Company (to which the Borrower is successor) and Fidelity Trust Company, Trustee (to which First Union National Bank is successor), as amended, supplemented or refinanced from time to time, provided, that no effect shall be given to any amendment, supplement or refinancing after the date of this Agreement that would broaden the definition of "excepted encumbrances" as defined in the Mortgage as constituted on the date of this Agreement.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "Non-Consenting Lender" has the meaning specified in Section 2.17(a).

          "Nonrecourse Transition Bond Debt" means obligations evidenced by "transition bonds" (as defined in 66 Pa. Cons. Stat. Ann. ss. 2812(g) (West Supp. 1997), or any successor provision of similar import), rated AA or higher by S&P (or a comparable rating from a generally recognized successor to S&P) or Aa2 or higher by Moody's (or a comparable rating from a generally recognized successor to Moody's), representing a securitization of "intangible transition property" (as defined in the foregoing statute), as to which obligations neither the Borrower nor any Subsidiary of the Borrower (other than a Special Purpose Subsidiary) has any direct or indirect liability (whether as primary obligor, guarantor, or surety, provider of collateral security, put option, asset repurchase agreement or capital maintenance agreement, debt subordination agreement, or through other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any such obligations in whole or in part), except for liability to repurchase "intangible transition property" conveyed to the securitization vehicle, on terms and conditions customary in receivables securitizations, in the event such "intangible transition property" violates representations and warranties of scope customary in receivables securitizations. "Special Purpose Subsidiary" means a direct or indirect wholly-owned corporate Subsidiary of the Borrower, substantially all of the assets of which are

     "intangible transition property" and proceeds thereof, formed solely for the purpose of holding such assets and issuing such "transition bonds," and which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

          "Note" means a Contract Note or an Auction Note.

          "Notice of a Contract Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of an Auction Borrowing" has the meaning specified in Section 2.03(a).

          "OECD"   means  the   Organization   for  Economic   Cooperation   and
     Development.

          "Order  of  Registration"  has the  meaning  assigned  to that term in
     Section 3.01(a)(iii).

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "PPUC" means the Pennsylvania Public Utility Commission.

          "Principal Subsidiary" means (i) each Utility Subsidiary and (ii) from and after the date on which the aggregate book value of the assets of the Subsidiaries of the Borrower that are not Utility Subsidiaries exceeds $250,000,000, each such Subsidiary the assets of which exceeded $75,000,000 in book value at any time during the preceding 24-month period.

          "Rating Period" means a Level 1 Rating Period, a Level 2 Rating Period, a Level 3 Rating Period, a Level 4 Rating Period or a Level 5 Rating Period, as the case may be.

          "Reference Banks" means First Chicago, Mellon and Citibank, N.A.

          "Register" has the meaning specified in Section 8.07(c).

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of October 7, 1997, among the Borrower, the banks named therein, certain banks specified therein, as lead managers thereunder, certain banks specified therein, as co-agents thereunder, First Chicago Capital Markets, Mellon and CitiCorp, as syndication agents thereunder, First Chicago Capital Markets and Mellon, as arrangers thereunder, First Chicago, as administrative agent for the lenders thereunder, and Mellon, as documentation agent for the lenders thereunder, as the same may be amended, modified or supplemented from time to time.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Securities  Certificate"  has the  meaning  assigned  to that term in
     Section 3.01(a)(iii).

          "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

          "Special Purpose Subsidiary" has the meaning assigned to that term in the definition of "Nonrecourse Transition Bond Debt."

          "Split  Rating  Adjustment":   For  the  purpose  of  determining  the
     appropriate Rating Period, the rating of the Benchmark Debt shall be subject to adjustment as follows. In the event that the Benchmark Debt is rated at equivalent rating levels or not more than one rating level apart by S&P (or any generally accepted successor to S&P) and Moody's (or any generally accepted successor to Moody's), then no adjustment shall apply. Otherwise, the higher of the two ratings shall be deemed to be reduced to the next lower rating level. For this purpose, (i) determination of the rating level shall take into account "+" and "-" modifiers to S&P ratings and numerical modifiers to Moody's ratings (so that, for example, an S&P rating of A- shall be deemed equivalent to a Moody's rating of A3, an S&P rating of BBB+ shall be deemed equivalent to a Moody's rating of Baa1, an S&P rating of BBB shall be deemed equivalent to a Moody's rating of Baa2, an S&P rating of BBB- shall be deemed equivalent to a Moody's rating of Baa3, and so on), and (ii) by way of clarification, in the event the Benchmark Debt is rated by only one of the two referenced rating agencies, such rating shall be deemed to be reduced to the next lower rating level.

          "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries).

          "Syndication Agent" means any of First Chicago Capital Markets, Mellon or CitiCorp, in its capacity as Syndication Agent, and not in its individual capacity as a Lender.

          "Termination Date" means the earlier of (i) October 6, 1998 (or, if such date is not a Business Day, the next preceding Business Day) or such later date that may be established pursuant to Section 2.17(a) or (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or
     Section 6.01.

          "Unfunded Liabilities" means, (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, and (ii) in the case of any Multiemployer Plan, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.

          "Utility Subsidiary" means each Subsidiary of the Borrower that is engaged principally in the generation, transmission, or distribution of electricity or gas and is subject to regulation as a public utility by federal or state regulatory authorities.

          "Yield" means, for any Auction Advance, the effective rate per annum at which interest on such Auction Advance is payable, computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. Accounting Principles. As used in this Agreement, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower's audited consolidated financial statements as of December 31, 1996 and for the fiscal year then ended. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by the Borrower apply accounting principles other than GAAP, the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements to GAAP to the extent relevant to the calculations set forth in such compliance certificate.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Contract Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Contract Advances to the Borrower from time to time on any Business Day during the period from the date hereof until (but excluding) the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance or Additional Lender Supplement, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 or 2.17 (such Lender's "Commitment"); provided, that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding, and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being an "Auction Reduction"). Each Contract Borrowing shall consist of Contract Advances of the same Type made or Converted on the same day by the Lenders ratably according to their respective Commitments. Each Contract Borrowing comprising Base Rate Advances shall be in an aggregate amount not less than $5,000,000, and each Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances shall be in an aggregate amount not less than $10,000,000. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11 and reborrow under this Section 2.01.

          SECTION 2.02. Making the Contract Advances. (a) Each Contract Borrowing (other than pursuant to a Conversion) shall be made on notice, given not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed Contract Borrowing comprising Eurodollar Rate Advances, on the second Business Day prior to the date of any proposed Contract Borrowing comprising Adjusted CD Rate Advances and on the date of any proposed Contract Borrowing comprising Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Contract Borrowing (a "Notice of a Contract Borrowing") shall be sent by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Contract Borrowing, (ii) Type of Contract Advances to be made in connection with such Contract Borrowing, (iii) aggregate amount of such Contract Borrowing, and (iv) in the case of a Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances, initial Interest Period for the Contract Advances to be made in connection with such Contract Borrowing. Each Lender shall, before 11:00 A.M. (Chicago time) on the date of such Contract Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Contract Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

          (b) Each Notice of a Contract Borrowing shall be irrevocable and binding on the Borrower. In the case of any Contract Borrowing that the related Notice of a Contract Borrowing specifies is to comprise Adjusted CD Rate Advances or Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of a Contract Borrowing for such Contract Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Contract Advance to be made by such Lender as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Contract Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract Advances made in connection with such Contract Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

          (d) The failure of any Lender to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Contract Advance to be made by such other Lender on the date of any Contract Borrowing.

          (e) Notwithstanding anything to the contrary contained herein, no more than sixteen (16) Contract Borrowings comprising Adjusted CD Rate Advances and Eurodollar Rate Advances may be outstanding at any time.

          SECTION 2.03. The Auction Advances. (a) Each Lender severally agrees that the Borrower may request Auction Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the Termination Date, in the manner set forth below; provided that, following the making of each Auction Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders.

          (i) The Borrower may request an Auction Borrowing by delivering to the Administrative Agent by telecopier, telex or cable, confirmed immediately in writing, a notice of an Auction Borrowing (a "Notice of an Auction Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed Auction Borrowing, the maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Auction Borrowing or later than the earlier to occur of (A) 270 days after the date of such Auction Borrowing and (B) the Termination Date), the interest payment date or dates relating thereto (which shall occur at least every 90 days), and any other terms to be applicable to such Auction Borrowing, not later than 9:00 A.M. (Chicago time) at least one Business Day prior to the date of the proposed Auction Borrowing. The Administrative Agent shall in turn promptly notify each Lender of each request for an Auction Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of an Auction Borrowing.

          (ii) Each Lender may, in its sole discretion, elect to irrevocably offer to make one or more Auction Advances to the Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 9:00 A.M. (Chicago time) on the date of such proposed Auction Borrowing of the minimum amount and maximum amount of each Auction Advance that such Lender would be willing to make as part of such proposed Auction Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor, the interest period relating thereto and such Lender's Applicable Lending Office with respect to such Auction Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 8:00 A.M. (Chicago time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders.

          (iii) The Borrower shall, in turn, before 10:00 A.M. (Chicago time) on the date of such proposed Auction Borrowing, either

               (A) cancel such Auction Borrowing by giving the Administrative Agent notice to that effect, or

               (B) irrevocably accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, in an aggregate amount not in excess of the aggregate amount of the proposed Auction Borrowing requested in the relevant Notice of an Auction Borrowing, subject only to the provisions of this paragraph (iii), by giving notice to the Administrative Agent of the amount of each Auction Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Auction Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Auction Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph
          (ii) above by giving the Administrative Agent notice to that effect; provided, however, that (x) the Borrower shall not accept an offer made pursuant to paragraph (ii) above, at any Yield if the Borrower shall have, or shall be deemed to have, rejected any other offer made pursuant to paragraph (ii) above, at a lower Yield, (y) if the Borrower declines to accept, or is otherwise restricted by the provisions of this Agreement from accepting, the maximum aggregate principal amount of Auction Borrowings offered at the same Yield pursuant to paragraph (ii) above, then the Borrower shall accept a pro rata portion of each offer made at such Yield, based as nearly as possible on the ratio of the aggregate principal amount of such offers to be accepted by the Borrower to the maximum aggregate principal amount of such offers made pursuant to paragraph (ii) above (rounding up or down to the next higher or lower multiple of $1,000,000), and (z) no offer made pursuant to paragraph (ii) above shall be accepted unless the Auction Borrowing in respect of such offer is in an integral multiple of $1,000,000 and the aggregate amount of such offers accepted by the Borrower is equal to at least $10,000,000.

     Any offer or offers made pursuant to paragraph (ii) above not expressly accepted or rejected by the Borrower in accordance with this paragraph
     (iii) shall be deemed to have been rejected by the Borrower.

          (iv) If the Borrower notifies the Administrative Agent that such Auction Borrowing is canceled pursuant to clause (A) of paragraph (iii) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Auction Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (B) of paragraph (iii) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make an Auction
     Advance as part of such Auction Borrowing of the amount of each Auction Advance to be made by such Lender as part of such Auction Borrowing, and
     (C) each Lender that is to make an Auction Advance as part of such Auction Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
     Article III. Each Lender that is to make an Auction Advance as part of such Auction Borrowing shall, before 11:00 A.M. (Chicago time) on the date of such Auction Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Lender's portion of such Auction Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each Auction Borrowing, the Administrative Agent will notify each Lender of the amount of the Auction Borrowing, the consequent Auction Reduction and the dates upon which such Auction Reduction commenced and will terminate.

          (b) Each Auction Advance shall be in an amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Auction Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided, that an Auction Borrowing shall not be made within three Business Days of the date of any other Auction Borrowing.

          (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made an Auction Advance, or each other holder of an Auction Note, on the maturity date of each Auction Advance (such maturity date being that specified by the Borrower for repayment of such Auction Advance in the related Notice of an Auction Borrowing delivered pursuant to subsection
(a)(i) above and provided in the Auction Note evidencing such Auction Advance), the then unpaid principal amount of such Auction Advance. The Borrower shall have no right to prepay any principal amount of any Auction Advance unless, and then only on the terms, specified by the Borrower for such Auction Advance in the related Notice of an Auction Borrowing delivered pursuant to subsection
(a)(i) above and set forth in the Auction Note evidencing such Auction Advance.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Auction Advance from the date of such Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Auction Advance in the related Notice of an Auction Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Auction Note evidencing such Auction Advance.

          (f) The indebtedness of the Borrower resulting from each Auction Advance made to the Borrower as part of an Auction Borrowing shall be evidenced by a separate Auction Note of the Borrower payable to the order of the Lender making such Auction Advance.

          (g) Upon payment in full of the principal amount of any Auction Note and interest accrued thereon, the holder of such Auction Note shall cancel and return such Auction Note to the Borrower.

          SECTION 2.04. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment (after giving effect to any Auction Reduction) from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance or the Additional Lender Supplement pursuant to which it became a Lender in the case of each other Lender, until the Termination Date, and, in the case of the termination in whole of a Lender's Commitment pursuant to Section 2.05 or 2.17, the date of such termination, payable on the last day of each March, June, September and December during such period, and on the Termination Date, and, in the case of the termination in whole of a Lender's Commitment pursuant to Section 2.05 or 2.17, the date of such termination, at a percentage rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time, changing when and as the Applicable Commitment Fee Rate changes.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an auction facility fee on the average daily aggregate principal amount of such Lender's Auction Reduction during the period from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Termination Date, and, in the case of the termination in whole of a Lender's Commitment pursuant to Section 2.05 or 2.17, the date of such termination, payable on the last day of each March, June, September and December during such period, and on the Termination Date, and, in the case of the termination in whole of a Lender's Commitment pursuant to
Section 2.05 or 2.17, the date of such termination, at a percentage rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time, changing when and as the Applicable Commitment Fee Rate changes.

          (c) The Borrower agrees to pay to the Documentation Agent for its own account a closing fee as agreed to in writing between the Borrower and the Documentation Agent, payable upon the execution and delivery of this Agreement.

          (d) The Borrower agrees to pay to the Administrative Agent for its own account a closing fee, an auction administration fee and an Administrative Agent's administration fee, each payable in such amounts and on such dates as may be agreed to in writing from time to time between the Borrower and the Administrative Agent.

          SECTION 2.05. Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided, that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Advances then outstanding; and provided, further, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof.

          SECTION 2.06. Repayment of Contract Advances. The Borrower shall repay the principal amount of each Contract Advance made by each Lender in accordance with the Contract Note to the order of such Lender.

          SECTION 2.07. Interest on Contract Advances. The Borrower shall pay interest on the unpaid principal amount of each Contract Advance made by each Lender from the date of such Contract Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances. If such Contract Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (b) Adjusted CD Rate Advances. If such Contract Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Margin for such Adjusted CD Rate in effect from time to time, payable on the last day of the Interest Period for such Adjusted CD Rate Advance (or, if the Interest Period for such Advance is 180 days, accrued interest shall be payable on the 90th day and the 180th day of such Interest Period) or, if earlier, on the date such Adjusted CD Rate Advance shall be Converted or paid in full.

          (c) Eurodollar Rate Advances. Subject to Section 2.08, if such Contract Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for such Eurodollar Rate Advance in effect from time to time, payable on the last day of the Interest Period for such Eurodollar Rate Advance (or, if the Interest Period for such Advance is six months, accrued interest shall be payable on the day that is three months and on the day that is six months from the date such Advance was made) or, if earlier, on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          SECTION 2.08. Additional Interest on Contract Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Contract Advance until such principal amount is paid in full or Converted, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Contract Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Contract Advance; provided, that no Lender shall be entitled to demand such additional interest more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any

Lender to demand or receive such additional interest to the extent that such additional interest relates to the retroactive application of the reserve requirements described above if such demand is made within 90 days after the implementation of such retroactive reserve requirements. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. If any one of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a), (b) or (c), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b) or (c).

          (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the Eurodollar Rate for any Eurodollar Rate Advances,

               (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be,

               (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (iii) the obligation of the Lenders to make, or to Convert Contract Advances into, Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (d) If, with respect to any  Eurodollar  Rate  Advances,  the Majority
Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

               (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor (unless prepaid or Converted to any Type of Advance other than a Eurodollar Rate Advance prior to such date), Convert into a Base Rate Advance, and

               (ii) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.10. Conversion of Contract Advances. (a) Voluntary. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate

Advances, the second Business Day prior to the date of any proposed Conversion into Adjusted CD Rate Advances and on the date of any proposed Conversion into Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.13, Convert all Contract Advances of one Type made in connection with the same Contract Borrowing into Advances of another Type or Types or Advances of the same Type having the same or a new Interest Period; provided, however, that any Conversion of Adjusted CD Rate Advances or Eurodollar Rate Advances into Advances of another Type or Advances of the same Type having the same or new Interest Periods shall be made on, and only on, the last day of an Interest Period for such Adjusted CD Rate Advances or Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to
Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Contract Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Adjusted CD Rate Advances or Eurodollar Rate Advances, the duration of the Interest Period for each such Contract Advance.

          (b) Automatic. If the Borrower shall fail to select the Type of any Contract Advance or the duration of any Interest Period for any Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and Section 2.10(a), the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          SECTION 2.11. Prepayments. The Borrower may, upon at least two Business Days' notice (or same day notice in the case of any prepayment of Base Rate Advances) to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Contract Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (or $5,000,000 in the case of any prepayment of Base Rate Advances) and (ii) in the case of any such prepayment of an Adjusted CD Advance or Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

          SECTION 2.12. Increased Costs. (a) If on or after (x) the date of this Agreement, in the case of any Contract Advance or any obligation to make a Contract Advance, or (y) the date a Lender offers to make such Auction Advance, in the case of any Auction Advance, any Lender determines that (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the Domestic Rate Reserve Percentage or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) shall increase the cost to such Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts (without duplication of any amount payable pursuant to Section 2.15) sufficient to compensate such Lender for such increased cost; provided, that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender  determines  that, after the date of this Agreement, compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) regarding capital adequacy requirements affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (including, in any event, any determination after the date of this Agreement by any such governmental authority or central bank that, for purposes of capital adequacy requirements, any Lender's Commitment hereunder does not constitute a commitment with an original maturity of one year or less) and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the Advances made by such Lender, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the Advances made by such Lender; provided, that no Lender shall be entitled to demand such compensation more than one year following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding, for all purposes, absent manifest error.

          (c) Any Lender claiming compensation pursuant to this Section 2.12 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such compensation that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended (subject to the following paragraph of this Section 2.13) until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) all Eurodollar Rate Advances of such Lender then outstanding shall, on the last day of then applicable Interest Period (or such earlier date as such Lender shall designate upon not less than five Business Days prior written notice to the Administrative Agent), be automatically Converted into Base Rate Advances.

          If the obligation of any Lender to make, fund or maintain Eurodollar Rate Advances has been suspended pursuant to the preceding paragraph, then, unless and until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist (i) all Contract Advances that would otherwise be made by such Lender as Eurodollar Rate Advances shall instead be made as Base Rate Advances and (ii) to the extent that Eurodollar Rate Advances of such Lender have been Converted into Base Rate Advances pursuant to the preceding paragraph or made instead as Base Rate Advances pursuant to the preceding clause (i), all payments and prepayments of principal that would have otherwise been applied to such Eurodollar Rate Advances of such Lender shall be applied instead to such Base Rate Advances of such Lender.

          SECTION 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 10:00 A.M. (Chicago time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment and auction facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.08, 2.12, 2.15, 2.17(a) or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate or the Federal Funds Rate and of commitment fees, auction facility fees and interest payable on Auction Advances shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.

          SECTION 2.15. Taxes. (a) Any and all payments by the Borrower hereunder or under the Contract Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies to the extent arising from the execution, delivery or registration of this Agreement or the Contract Notes (hereinafter referred to as "Other Taxes").

          (c) No Lender may claim or demand payment or reimbursement in respect of any Taxes or Other Taxes pursuant to this Section 2.15 if such Taxes or Other Taxes, as the case may be, were imposed solely as the result of a voluntary change in the location of the jurisdiction of such Lender's Applicable Lending Office.

          (d) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (e) Prior to the date of the initial Borrowing in the case of each Bank, and on the date of the Assignment and Acceptance or Additional Lender Supplement pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter within 30 days from the date of request if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States and no Lender may claim or demand payment or reimbursement for such withheld taxes pursuant to this Section 2.15.

          (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (g) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.15 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.15, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If, within one year after the payment of any such amount to the Borrower, such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.15(g), the Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 2.15(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this
Section 2.15(g) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.15(f)) so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns, of any Lender.

          (h) Without prejudice to the survival of any other agreement of the Borrower or any Lender hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and under the Notes; provided, that no Lender shall be entitled to demand any payment under this Section 2.15 more than one year following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.15 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

          SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Contract Advances made by it (other than pursuant to Section 2.02(c), 2.08, 2.12, 2.15, 2.17(a) or 8.04(b)) in
excess of its ratable share of payments on account of the Contract Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Contract Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.17. Extension of Termination Date. (a) Unless the Termination Date shall have occurred, the Borrower may request the Lenders, by written notice to the Administrative Agent not more than 90 days and not less than 60 days prior to the then effective Termination Date, to consent to extension of the Termination Date to the date which is 364 days after the then effective Termination Date (or, if such date is not a Business Day, the next preceding Business Day). Each Lender shall, in its sole discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination not more than 45 days and not less than 30 days prior to the then-effective Termination Date. Any Lender which fails to give such notice to the Administrative Agent shall be deemed to have not consented to such request. If any Lender shall not have consented to such request 30 days prior to the then effective Termination Date (such Lender being referred to herein as a "Non-Consenting Lender"), the Administrative Agent shall promptly so notify the Borrower and the other Lenders, whereupon each other Lender may, not more than 30 days and not less than 25 days prior to the then effective Termination Date, revoke any consent to such extension previously given by such Lender (in which case such Lender shall be deemed a Non-Consenting Lender). If such request shall have been consented to by the Majority Lenders (as determined after giving effect to the replacement of any Non-Consenting Lender pursuant to Section 8.07(h)), the Administrative Agent shall notify the Borrower and the Lenders in writing of such consent, and such extension shall become effective upon the delivery by the Borrower to the Administrative Agent and each Lender, on or prior to the then-effective Termination Date, of (i) a certificate of a duly authorized officer of the Borrower, dated such date, as to the accuracy, both before and after giving effect to such proposed extension, of the representations and warranties set forth in Section 4.01 and as to the absence, both before and after giving effect to such proposed extension, of any Event of Default or event that with the giving of notice or the passage of time or both would constitute an Event of Default, (ii) certified copies of all corporate and governmental approvals, if any, required to be obtained by the Borrower in connection with such proposed extension and (iii) an opinion of counsel to the Borrower (who shall be satisfactory to the Administrative Agent) as to the matters set forth in Exhibit D, upon giving effect to the extension of the Termination Date, and such other matters as any Lender, through the Administrative Agent, may reasonably request, all of the foregoing to be satisfactory in form and substance to the Administrative Agent. In the event of any such extension of the Termination Date, the Commitment of each Non-Consenting Lender that has not been replaced pursuant to Section 8.07(h) shall be terminated in whole as of such former Termination Date, the aggregate principal amount of all Advances made by such Non-Consenting Lender, together with accrued and unpaid interest, commitment fees and auction facility fees, and all other amounts payable hereunder to or for the account of such Non-Consenting Lender shall be due and payable on such former Termination Date, and upon such reduction and payment of such amounts such Non-Consenting Lender shall cease to be a party to this Agreement.

          (b) Upon the effectiveness of any extension of the Termination Date pursuant to subsection (a) above, each reference in Section 4.01(e) and Exhibit D to (i) the year-end financial statements of the Borrower, (ii) December 31 of any year, (iii) the quarter-end financial statements of the Borrower and (iv) the last day of any fiscal quarter (other than December 31) of any year, shall be deemed to be amended to be references to (A) the year-end financial statements of the Borrower included in the Borrower's Annual Report on Form 10-K most recently delivered to the Lenders pursuant to Section 5.01(b)(iii), (B) December 31 of the year of the financial statements described in clause (A) above, (C) the fiscal quarter-end financial statements of the Borrower included in the Borrower's Quarterly Report on Form 10-Q most recently delivered to the Lenders pursuant to Section 5.01(b)(ii) and (D) the last day of the fiscal quarter of the financial statements described in clause (C) above, respectively.

          SECTION 2.18. Additional Lenders. (a) For a period of 60 days after extension of a Termination Date pursuant to Section 2.17(a) that has resulted in a reduction of the aggregate Commitments of the Lenders, the Borrower may request that one or more additional banks or other Persons (each, an "Additional Lender") become party to this Agreement as Lenders and that the aggregate amount of the Commitments of the Lenders be increased to reflect the Commitments allocated to each such Additional Lender; provided, that the aggregate Commitments of the Lenders after giving effect so such increase shall not exceed the aggregate Commitments of the Lenders immediately prior to such former Termination Date. Addition of an Additional Lender shall be made only with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and with the written consent of the Borrower (which consent may be granted or withheld in its absolute discretion). Each Additional Lender must be an Eligible Assignee and, without the consent of the Administrative Agent, the initial Commitment of each Additional Lender shall not be less than $5,000,000.

          (b) Addition of an Additional Lender shall be effected by the Additional Lender executing and delivering to the Administrative Agent, for its acceptance and recording in the Register, a duly completed Additional Lender Supplement in substantially the form of Exhibit G attached hereto. The Borrower shall execute and deliver to the Administrative Agent for transmittal to such Additional Lender a Contract Note in substantially the form of Exhibit A-1 attached hereto in the amount of the Commitment of such Additional Lender. Acceptance by the Administrative Agent of an Additional Lender is subject to the conditions that the Administrative Agent shall have received, with a counterpart for each Lender, (i) a certificate of a duly authorized officer of the Borrower, dated the effective date of such Additional Lender Supplement, as to the accuracy, both before and after giving effect to such proposed addition, of the representations and warranties set forth in Section 4.01 and as to the absence, both before and after giving effect to such proposed extension, of any Event of Default or event that with the giving of notice or the passage of time or both would constitute an Event of Default, (ii) certified copies of all corporate and governmental approvals, if any, required to be obtained by the Borrower in connection with such proposed addition, (iii) an opinion of counsel to the Borrower (who shall be satisfactory to the Administrative Agent) as to the matters set forth in Exhibit D (appropriately modified to include, in addition to the other matters set forth therein, such Additional Lender Supplement and the new Contract Note), and such other matters as any Lender, through the Administrative Agent, may reasonably request, and (iv) such other certificates and documents as the Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to the Administrative Agent. Upon execution and delivery of the Additional Lender Supplement, acceptance by the Administrative Agent and recording in the Register, from and after the effective date specified in such Additional Lender Supplement, such Additional Lender shall be a party hereto and shall, to the extent of the Commitment specified in such Additional Lender Supplement, have the rights and obligations of a Lender hereunder.

          (c) If, at the time an Additional Lender is to become party to this Agreement, the continuing Lenders have any outstanding Contract Advances, such Additional Lender shall offer to purchase from each continuing Lender, effective as of the date such Additional Lender becomes party to this Agreement, a portion of each continuing Lender's outstanding Contract Advances, in such amounts as will have the result that, immediately after giving effect to such Additional Lender becoming party to this Agreement and to such purchases, each Lender (including the Additional Lender) shall share in the outstanding Contract Advances in the same proportion as their respective Commitments. The Additional Lender shall offer in writing to purchase the requisite portion of each continuing Lender's outstanding Contract Advances, at a price equal to the outstanding principal amount thereof together with accrued and unpaid interest thereon to the date of purchase, and a continuing Lender shall not unreasonably decline to accept such offer. Each such purchase shall be made in accordance with Section 8.07 (with the related Assignment and Acceptance modified, mutatis mutandis, to reflect that such purchase is not a purchase of any portion of the Commitment of the continuing Lender). Such purchases shall not be subject to the provisions of clause (ii) of Section 8.07(a), and the Borrower shall be responsible for all amounts payable to the Administrative Agent pursuant to clause (iv) of Section 8.07(a). The Borrower shall pay to each continuing Lender on demand any amount that would be payable to such continuing Lender pursuant to
Section 8.04(b) (which for this purpose shall be applied as if such assignment were a prepayment of the Contract Advances assigned by such continuing Lender), and shall reimburse each continuing Lender on demand for all reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with such assignment.

                                   ARTICLE III

                              CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to Initial Advances. The obligation of each Lender to make its initial Advance is subject to the satisfaction, prior to or concurrently with, the making of such initial Advance, of each of the following conditions precedent:

          (a) Documents and Other Agreements. The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated the same date, in form and substance satisfactory to the Administrative Agent and (except for the Notes) with one copy for each Lender:

               (i) The Contract Notes payable to the order of each of the Lenders, respectively;

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving the transactions contemplated by this Agreement and the Notes, and of all documents evidencing other necessary corporate action with respect to this Agreement and the Notes;

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Restated Articles of Incorporation and the By-laws of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement and the Notes, including, without limitation, the Securities Certificate filed with the PPUC by the Borrower (the "Securities Certificate") and the Order of Registration issued by the PPUC registering the Securities Certificate (the "Order of Registration");

               (iv) Copies of the financial statements referred to in Section 4.01(e);

               (v) A certificate signed by either the chief financial officer, principal accounting officer or treasurer of the Borrower stating that
          (A) the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and (B) no event has occurred and is continuing on the date of such certificate that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

               (vi) A favorable opinion of Ballard Spahr Andrews & Ingersoll, special counsel for the Borrower, substantially in the form of Exhibit D hereto; and

               (vii) A favorable opinion of Reed Smith Shaw & McClay LLP, counsel for the Documentation Agent, substantially in the form of Exhibit E hereto.

          (b) Termination of Prior Credit Facility. The Administrative Agent shall have received evidence of (i) the payment in full of all obligations of the Borrower under the $400,000,000 Credit Agreement, dated as of June 26, 1995, among the Borrower, the banks named therein, Citibank, N.A., as administrative agent, and The First National Bank of Chicago, as documentation agent, and (ii) the termination of the "Commitments" under such agreement.

          SECTION 3.02. Conditions Precedent to Certain Contract Borrowings. The obligation of each Lender to make a Contract Advance on the occasion of each Contract Borrowing (including the initial Contract Borrowing) that would increase the aggregate amount of Contract Advances outstanding shall be subject to the further conditions precedent that on the date of such Contract Borrowing the following statements shall be true, and each of the giving of the applicable Notice of a Contract Borrowing and the acceptance by the Borrower of the proceeds of such Contract Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Contract Borrowing such statements are true:

                    (A) The representations and warranties  contained in Section
          4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                    (B) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both (it being understood for clarification that (i) without limiting the foregoing, it is a condition of this clause (B) that the Borrower shall be in compliance with Section 5.01(a)(iv), Section 5.02(a) and
          Section 5.02(c) upon giving effect to such Borrowing and (ii) the conditions of this clause (B) shall apply whether or not the respective Commitments of the Lenders have been terminated pursuant to
          Section 6.01).

          SECTION 3.03. Conditions Precedent to Each Auction Borrowing. The obligation of each Lender that is to make an Auction Advance on the occasion of an Auction Borrowing (including the initial Auction Borrowing) to make such Auction Advance as part of such Auction Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of an Auction Borrowing with respect thereto, (ii) on or before the date of such Auction Borrowing, but prior to such Auction Borrowing, the Administrative Agent shall have received an Auction Note payable to the order of such Lender for each of the Auction Advances to be made by such Lender as part of such Auction Borrowing, in a principal amount equal to the principal amount of the Auction Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Auction Advance in accordance with Section 2.03, and (iii) except as otherwise waived in accordance with Section 8.01, on the date of such Auction Borrowing the following statements shall be true, and each of the giving of the applicable Notice of an Auction Borrowing and the acceptance by the Borrower of the proceeds of such Auction Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Auction Borrowing such statements are true:

                    (A) The representations and warranties  contained in Section
          4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                    (B) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both (it being understood for clarification that (i) without limiting the foregoing, it is a condition of this clause (B) that the Borrower shall be in compliance with Section 5.01(a)(iv), Section 5.02(a) and Section 5.02(c) upon giving effect to such Borrowing and
          (ii) the conditions of this clause (B) shall apply whether or not the respective Commitments of the Lenders have been terminated pursuant to
          Section 6.01).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized. validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.


          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Borrower's Restated Articles of Incorporation or By-laws,
(ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes except for the filing of the Securities Certificate with, and the final approval of, and the Order of Registration issued by, the PPUC, which filing has been duly made and which final approval and Order of Registration have been duly obtained; such Order of Registration is in full force and effect and is final; and on and after the date of the initial Borrowing hereunder, the action of the PPUC registering the Securities Certificate shall no longer be subject to appeal.

          (d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (e) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1997 and the related unaudited statements of income for the six-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject, in the case of such balance sheets and statements of income for the period ended June 30, 1997, to year-end adjustments) the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since December 31, 1996, there has been no Material Adverse Change.

          (f) Except as disclosed in the Borrower's Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Lenders (including reports filed prior to the date of execution and delivery of this Agreement and reports delivered to the Lenders pursuant to
Section 5.01(b)), there is no pending or threatened action, investigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or threatened action or proceeding against the Borrower or its Subsidiaries that purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

          (g) No proceeds of any Advance have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

          (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Borrower and its Principal Subsidiaries is represented by margin stock.

          (i) The Borrower (i) is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, other than Section 9(a)(2) thereof, pursuant to Section 3(a)(2) thereof, and (ii) is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing under this Agreement, no steps have been taken to terminate any Plan, and no contribution failure by the Borrower or any member of the Controlled Group has occurred with respect to any Plan. No condition exists or event or transaction has occurred with respect to any Plan (including any Multiemployer
Plan) which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder (except with respect to subsection (a)(iv), which shall be applicable only as of the date hereof and at any time that any Advance is outstanding hereunder), the Borrower will, and, in the case of Section 5.01(a), will cause its Principal Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:

          (a) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes.

               (i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

               (ii) subject to Section 5.02(b), preserve and keep in full force and effect its existence;

               (iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

               (iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any governmental authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have either a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement and the Notes;

               (v) maintain insurance with responsible and reputable insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Principal Subsidiaries operate;

               (vi) at any reasonable time and from time to time, pursuant to prior notice delivered to the Borrower, permit any Lender, or any agents or representatives of any thereof, to examine and, at such Lender's expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Principal Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers; provided, that any non-public information (which has been identified as such by the Borrower) obtained by any Lender, or any of their respective agents or representatives pursuant to this subsection (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to any other party to this Agreement, its examiners, affiliates, outside auditors, counsel or other professional advisors in connection with the Agreement or if otherwise required to do so by law or regulatory process; and

               (vii) use the proceeds of the Advances for general corporate purposes (including, without limitation, the refinancing of its commercial paper, the repayment of outstanding Advances, and the making of acquisitions) but in no event for any purpose which would be contrary to clause (g) or clause (h) of Section 4.01.

          (b) Reporting Requirements. Furnish to the Lenders:

               (i) as soon as possible, and in any event within 5 Business Days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto;

               (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter, together with a certificate of an authorized officer of the Borrower stating that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if any Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

               (iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year, together with a certificate of an authorized officer of the Borrower stating that no Event of Default, or event which, with notice of lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if any Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

               (iv) concurrently with the delivery of the annual and quarterly reports referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit F, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower;

               (v) except as otherwise provided in subsections (ii) and (iii) above, promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements and prospectuses that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee or dividend reinvestment plans of the Borrower or such Subsidiary);

               (vi) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan, which could result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty; and

               (vii) such other information respecting the condition, operations, business or prospects, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

          SECTION 5.02. Negative Covenants. So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder (except with respect to subsection (a), which shall be applicable only as of the date hereof and at any time any Advance is outstanding hereunder), the Borrower will not, without the written consent of the Majority
Lenders:

          (a) Limitation on Liens. Create, incur, assume or suffer to exist, or permit any of its Principal Subsidiaries to create, incur, assume or suffer to exist, any Lien on its respective property, revenues or assets, whether now owned or hereafter acquired except (i) Liens upon or in any property acquired by the Borrower or any of its Principal Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property, (ii) Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (i)), (iii) Liens granted under the Mortgage and "excepted encumbrances" as defined in the Mortgage, (iv) Liens granted in connection with any financing arrangement for the purchase of nuclear fuel or the financing of pollution control facilities, limited to the fuel or facilities so purchased or acquired, (v) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts,
(vi) Liens securing the Borrower's notes collateralized solely by mortgage bonds of the Borrower issued under the terms of the Mortgage, (vii) Liens arising in connection with sale and leaseback transactions, but only to the extent (x) the proceeds received by the Borrower or such Principal Subsidiary from such sale shall immediately be applied to retire mortgage bonds of the Borrower issued under the terms of the Mortgage, or (y) the aggregate purchase price of assets sold pursuant to such sale and leaseback transactions where such proceeds are not so applied shall not exceed $1,000,000,000, (viii) Liens granted by a Special Purpose Subsidiary to secure Nonrecourse Transition Bond Debt of such Special Purpose Subsidiary, and (ix) Liens, other than those described in clauses (i) through (viii) of this subsection granted by the Borrower or any of its Principal Subsidiaries in the ordinary course of business securing Debt of the Borrower and its Principal Subsidiaries in an amount not to exceed $50,000,000 in the aggregate at any one time outstanding.

          (b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary, (ii) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to the Borrower and
(iii) the Borrower may merge with or into or consolidate with or transfer assets to any other Person; provided in each case, immediately thereafter in giving effect thereto, no Event of Default or event that would, with the giving of notice or the passage of time or both constitute an Event of Default shall have occurred and be continuing and (A) in the case of any such merger, consolidation or transfer of assets to which the Borrower is a party, either (x) the Borrower shall be the surviving corporation or (y) the surviving corporation shall be an Eligible Successor and shall have assumed all of the obligations of the Borrower under this Agreement and the Notes pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and (B) subject to clause (A) above, in the case of any such merger to which a Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving corporation.

          (c) Financial Covenant. Permit Consolidated Adjusted Total Debt to exceed 65% of Consolidated Adjusted Total Capitalization at any time.

          (d) Continuation of Businesses.

               (i) Generation Business. (A) Cease to own (through the Borrower or wholly-owned Subsidiaries) the business of generating electricity, or (B) reduce the net installed electric generating capacity (summer rating) of the electricity generation business owned by the Borrower and its wholly-owned Subsidiaries taken as a whole to less than 7821 Megawatts.

               (ii) Distribution, Transmission and Gas Businesses. Cease to own (directly by the Borrower, and not through Subsidiaries) the business of distributing electricity to end-users, the business of transmitting electricity, or the businesses of transmitting and distributing natural gas, each substantially as conducted by the Borrower as of the date of this Agreement (and the Borrower warrants that as of the date of this Agreement substantially all of such businesses conducted by the Borrower on a consolidated basis, and the assets relating thereto, are operated and owned by the Borrower directly and not through Subsidiaries).

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or interest thereon or any other amount payable under this Agreement or any of the Notes within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.02, Section 5.01(a)(vii) or Section 5.01(b)(i), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Lender); or

          (d) The Borrower or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes and Nonrecourse Transition Bond Debt) of the Borrower or such Principal Subsidiary (as the case may be) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of the Borrower or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change; or

          (e) The Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property,) shall occur; or the Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

          (f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $50,000,000 (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be rendered against the Borrower or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) (i) any Reportable Event that the Majority Lenders determine in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United

States District Court of a trustee to administer a Plan shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Administrative Agent or (ii) any Plan shall be terminated, or (iii) a Trustee shall be appointed by an appropriate United States District Court to administer any Plan or (iv) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; provided, however that on the date of any event described in clauses (i) through (iv) above the Unfunded Liabilities of such Plan exceed $20,000,000; or

          (h) any "Event of Default" shall occur under the Revolving Credit Agreement;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the respective Commitments of the Lenders to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the principal amount outstanding under the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the principal amount outstanding under the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Principal Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the principal amount outstanding under the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                   THE AGENTS

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints and authorizes the Documentation Agent to prepare this Agreement and the Contract Notes on behalf of the Lenders, provided, that it is hereby understood and agreed that the Documentation Agent shall not have any responsibilities or obligations hereunder subsequent to the execution and delivery of this Agreement by and among the Borrower, the Banks, and the Agents. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agents' Reliance, Etc. Neither the Administrative Agent nor the Documentation Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their respective own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (i) the Administrative Agent may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) the Administrative Agent and the Documentation Agent each may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) neither the Administrative Agent nor the Documentation Agent makes any warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) neither the Administrative Agent nor the Documentation Agent shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) neither the Administrative Agent nor the Documentation Agent shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) neither the Administrative Agent nor the Documentation Agent shall incur any liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Agents and Affiliates. With respect to their respective Commitments, their respective Advances and their respective Notes, each of Mellon and First Chicago shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Mellon and First Chicago in their respective individual capacities. Mellon, First Chicago and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if First Chicago was not the Administrative Agent and Mellon was not the Documentation Agent, as the case may be, and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent, the Documentation Agent and the Syndication Agents (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Contract Notes then held by each of the Lenders (or if no Contract Notes are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which such Agent is not reimbursed by the Borrower.

          SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

          SECTION  7.07.  Syndication  Agents,   Co-Agents,  Lead  Managers  and
Arrangers. The titles "Syndication Agent," "Co-Agent," "Lead Manager" and "Arranger" are purely honorific, and the Syndication Agents, Co-Agents, Lead Managers and Arrangers shall have no duties or responsibilities in such capacities.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Contract Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Contract Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Contract Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Contract Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, or (f) amend this Section 8.01; provided, further, that in connection with any Auction Borrowing, any waiver of the conditions specified in clause (iii) of Section 3.03 relating to the representation set forth in paragraph (A) of Section 3.03 shall be effective if in writing and signed by each Lender that is to make an Auction Advance in connection with such Auction Borrowing; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Documentation Agent (as the case may be), in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Documentation Agent (as the case may be) under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 2301 Market Street, Philadelphia, Pennsylvania 19101, Attention: Vice President-Finance and Treasurer, S21-1, Telecopy: (215) 841-5743; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or Additional Lender Supplement pursuant to which it became a Lender; and if to the Administrative Agent, at its address at One First National Plaza, Mail Suite 0634, 1FPN-10, Chicago, Illinois 60670, Attention: Ms. Gwendolyn Watson, Telecopy: (312) 732-4840 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses; Indemnification. (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the Documentation Agent, the Syndication Agents and the Arrangers in
connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees, internal charges and out-of-pocket expenses of counsel (including, without limitation, in-house counsel) for such Agents with respect thereto and with respect to advising the such Agents as to their respective rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent, the Documentation Agent and any Lender in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

          (b) If any payment of principal of, or Conversion of, any Adjusted CD Rate Advance or Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Contract Advance, as a result of a payment or Conversion pursuant to Section 2.10 or 2.13 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Contract Advance.

          (c) The Borrower hereby agrees to indemnify and hold each Lender, each Agent and each of their respective Affiliates, officers, directors and employees (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may pay or incur arising out of or relating to this Agreement, the Notes or the transactions contemplated thereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance, provided that the Borrower shall not be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Indemnified Person's gross negligence or willful misconduct. The Borrower's obligations under this
Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Administrative Agent under this Agreement and the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may, with the prior written consent of the Borrower and the Administrative Agent (neither of which consents shall be unreasonably withheld or delayed), and if demanded by the Borrower pursuant to subsection (h) hereof shall to the extent required by such subsection (h), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Contract Advances owing to it and the Contract Note or Notes held by it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (other than any Auction Advances or Auction Notes), (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or, if less, the entire amount of such Lender's Commitment, and shall be an integral multiple of $1,000,000 or such Lender's entire Commitment, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Contract Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (which shall be payable by one or more of the parties to the Assignment and Acceptance, and not by the Borrower, and shall not be payable if the assignee is a Bank, any Affiliate of any Bank or the Federal Reserve Bank). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

Notwithstanding anything contained in this Section 8.07(a) to the contrary, (A) the consent of the Borrower and the Administrative Agent shall not be required with respect to any assignment by any Lender to an Affiliate of such Lender or to another Lender and (B) any Lender may at any time, without the consent of the Borrower or the Administrative Agent, and without any requirement to have an Assignment and Acceptance executed, assign all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that such assignment does not release the transferor Lender from any of its obligations hereunder.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent or the Documentation Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Additional Lender Supplement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Contract Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Contract Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Contract Note or Notes a new Contract Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Contract Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Contract Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Contract Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

          (e) Each Lender may assign to one or more Eligible Assignees any Auction Note or Notes held by it.

          (f) Each Lender may sell participations to one or more banks or other entities (each, a "Participant") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) such Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Lender, other than any such amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Advance or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Advance or Commitment, releases any guarantor of any such Advance or releases any substantial portion of collateral, if any, securing any such Advance.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender (subject to customary exceptions regarding regulatory requirements, compliance with legal process and other requirements of law).

          (h) If (i) any Lender shall make demand for payment under Section 2.12(a), 2.12(b) or 2.15, or (ii) shall deliver any notice to the Administrative Agent pursuant to Section 2.13 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Rate Advances or (iii) shall fail to consent to, or shall revoke its consent to, the extension of any Termination Date pursuant to Section 2.17 or (iv) shall fail to consent to, or shall revoke its consent to, any extension of the "Termination Date" (as defined in the Revolving Credit Agreement) requested by the Borrower pursuant to Section
2.17 of the Revolving Credit Agreement as originally constituted (or any successor provision of similar import), then (in the case of clause (i)) within 60 days after such demand (if, but only if, such payment demanded under Section 2.12(a), 2.12(b) or 2.15 has been made by the Borrower), or (in the case of clause (ii)) within 60 days after such notice (if such suspension is still in effect), or (in the case of clauses (iii) and (iv)) no later than 10 days prior to the then effective Termination Date, as the case may be, the Borrower may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower and reasonably acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment and the Advances owing to it within the next succeeding 30 days (in the case of clause (i) or clause (ii)), or within the next succeeding 5 days (in the case of clauses (iii) and (iv)) . If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignee for all of such Lender's Commitment or Advances, then such Lender may (but shall not be required to) assign such Commitment and Advances to any other Eligible Assignee in accordance with this Section 8.07 during such period.

          SECTION 8.08. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

          SECTION 8.09. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY UNITED STATES DISTRICT COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 8.10. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof.

                [Remainder of the page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[SEAL]                        PECO ENERGY COMPANY

PECO ENERGY COMPANY

                              By /s/J. B. Mitchell
                              Name: J. B. Mitchell
                              Title: Vice President - Finance and Treasurer
/s/Todd D. Cutler
Todd D. Cutler
Assistant Secretary

                              MELLON BANK, N.A.,
                              as Documentation Agent, Arranger and
                              Syndication Agent

                              By /s/Mary Ellen Usher
                              Name:  Mary Ellen Usher
                              Title:  Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Administrative Agent

                              By /s/Kenneth J. Bauer
                              Name:  Kenneth J. Bauer
                              Title:  Authorized Agent

                              FIRST CHICAGO CAPITAL MARKETS, INC.,
                              as Arranger and Syndication Agent

                              By /s/Kenneth J. Bauer
                              Name:  Kenneth J. Bauer
                              Title:  Vice President/Senior Banker

                              CITICORP SECURITIES, INC.,
                               as Syndication Agent

                               By /s/Anita J. Brickell
                               Name:  Anita J. Brickell
                               Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

                                    THE BANKS

Commitment

$37,500,000

                                          THE FIRST NATIONAL BANK OF CHICAGO, as
                                          Administrative Agent and as Bank

                                          By /s/Kenneth J. Bauer
                                          Name:  Kenneth J. Bauer
                                          Title:  Authorized Agent

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$37,500,000

                                          CITIBANK, N.A., as Bank

                                          By /s/Anita J. Brickell
                                          Name:  Anita J. Brickell
                                          Title:  Attorney-in-Fact

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$37,500,000

                                      MELLON BANK, N.A., as Documentation Agent, as Syndication Agent, as Arranger and as Bank

                                      By /s/Mary Ellen Usher
                                      Name:  Mary Ellen Usher
                                      Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                       THE BANK OF NEW YORK, as Co-Agent and as
                                       Bank

                                       By /s/John N. Watt
                                       Name:  John N. Watt
                                       Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                       THE CHASE MANHATTAN BANK, as Co-Agent and as Bank

                                       By /s/Paul V. Farrell
                                       Name:  Paul V. Farrell
                                       Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                       CORESTATES BANK, N.A., as Co-Agent and as
                                       Bank

                                       By /s/Anthony D. Braxton
                                       Name:  Anthony D. Braxton
                                       Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                      FIRST UNION NATIONAL BANK, as Co-Agent and as Bank

                                      By /s/Michael J. Kolosowsky
                                      Name:  Michael J. Kolosowsky
                                      Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                       THE TOKAI BANK, LIMITED, NEW YORK BRANCH, as Co-Agent and as Bank

                                       By /s/Kaoru Oda
                                       Name:  Kaoru Oda
                                       Title:  Assistant General Manager

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                           TORONTO DOMINION (NEW YORK), INC., as
                                           Co-Agent and as Bank

                                           By /s/Jorge A. Garcia
                                           Name:  Jorge A. Garcia
                                           Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$25,000,000

                                              UNION BANK OF CALIFORNIA, N.A., as
                                              Co-Agent and as Bank

                                              By /s/Karyssa M. Britton
                                              Name:  Karyssa M. Britton
                                              Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$17,500,000

                                         THE FUJI BANK, LIMITED, as Lead Manager
                                         and as Bank

                                         By /s/Raymond Ventura
                                         Name:  Raymond Ventura
                                         Title:  Vice President & Manager

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$17,500,000

                                            THE INDUSTRIAL BANK OF JAPAN TRUST
                                            COMPANY, as Lead Manager and as Bank

                                            By /s/John V.Veltri
                                            Name:  John V. Veltri
                                            Title:  Deputy General Manager

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$17,500,000

                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Lead Manager and as Bank

                                      By /s/Philip S. Detjens
                                      Name:  Philip S. Detjens
                                      Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$17,500,000

                                        SUMMIT BANK, as Lead Manager and as Bank
                                        By /s/Bruce A.Gray

                                        Name:  Bruce A.Gray
                                        Title:  Vice President, Large Corporate
                                        Bank, Summit Bank

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$12,500,000

                                                BANK OF MONTREAL, as Bank
                                                By /s/John L. Smith

                                                Name:  John L. Smith
                                                Title:  Director

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$12,500,000

                                                BANKERS TRUST COMPANY, as Bank
                                                By /s/Marcus M. Tarkington

                                                Name:  Marcus M. Tarkington
                                                Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$12,500,000

                                      DEUTSCHE BANK AG, NEW YORK BRANCH, as Bank
                                      By /s/Gabrielle C. Upton

                                      Name:  Gabrielle C. Upton
                                      Title:  Assistant Vice President

                                      DEUTSCHE BANK AG, CAYMAN ISLAND BRANCH, as
                                      Bank

                                      By /s/Joel D. Makowsky
                                      Name:  Joel D. Makowsky
                                      Title:  Assistant Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$12,500,000

                                     THE LONG-TERM CREDIT BANK OF JAPAN, as Bank
                                     By /s/Hiroshi Kitada

                                     Name:  Hiroshi Kitada
                                     Title:  Deputy General Manager

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$12,500,000

                                     THE TOYO TRUST & BANKING CO., LTD., as Bank
                                     By /s/Takashi Mikumo

                                     Name:  Takashi Mikumo
                                     Title:  Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$12,500,000

                                             UNION BANK OF SWITZERLAND, NEW YORK
                                             BRANCH, as Bank

                                             By /s/Paul R. Morrison
                                             Name:  Paul R. Morrison
                                             Title:  Director

                                             UNION BANK OF SWITZERLAND, NEW YORK
                                             BRANCH, as Bank

                                             By /s/Andrew N. Taylor
                                             Name:  Andrew N. Taylor
                                             Title:  Assistant Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$10,000,000

                                            BANK HAPOALIM B.M., as Bank
                                            By /s/Carl Kopfinger

                                            Name:  Carl Kopfinger
                                            Title:  Vice President

                                            By /s/Jonathan Kulka
                                            Name:  Jonathan Kulka
                                            Title: First Vice President & Branch
                                            Manager

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

Commitment

$7,500,000

                                      ABU DHABI INTERNATIONAL BANK INC., as Bank
                                      By /s/David J. Young

                                      Name:  David J. Young
                                      Title:  Assistant Vice President

                                      By /s/Nagy S. Kolta
                                      Name:  Nagy S. Kolta
                                      Title:  Senior Vice President

This is a signature page to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

                                   SCHEDULE I

364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc. , Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent.

                                       Domestic                                        CD Lending                     Eurodollar
    Name of Bank                       Lending Office                                    Office                     Lending Office
    Union Bank of                      Energy Capital Services                            same                           same
    California, N.A.                   445 S. Figueroa Street

                                       20th Floor
                                       Los Angeles, CA  90071
                                       Attn:  Yolande C. Hollis
                                       Phone:   (213) 236-6199
                                       Fax:       (213) 236-4096

    Abu Dhabi International Bank Inc.  1020 19th Street, N.W.                             same                           same
                                       Suite 500

                                       Washington, DC  20036
                                       Attn:  Robert Ford
                                       Phone:   (202) 842-7903
                                       Fax:       (202) 842-7955

    CoreStates Bank, N.A.              1339 Chestnut Street                               same                           same
                                       FC 1-8-11-28
                                       Philadelphia, PA  19107
                                       Attn:  Mary Lockhart
                                       Phone:  (215) 786-4313
                                       Fax:      (215) 786-7721

    Deutsche Bank A.G., New York       31 West 52nd Street                                same                           same
    Branch and/or Cayman Islands       New York, NY  10019
    Branch                             Attn:  Jo Curcio

                                       Phone:  (212) 469-4103
                                       Fax:      (212) 469-4139

    First Union National Bank          One First Union Center                             same                           same
                                       301 South College Street

                                       Charlotte, NC  28288-0735
                                       Attn:  Dana Maloney
                                       Phone:  (704) 383-0296
                                       Fax:      (704) 383-6670

    The Chase Manhattan Bank           One Chase Manhattan Plaza                          same                           same
                                       New York, NY  10081
                                       Attn:  Lynette Lang
                                       Phone:  (212) 552-7692
                                       Fax:      (212) 552-5777

                                       Domestic                                        CD Lending                     Eurodollar
    Name of Bank                       Lending Office                                    Office                     Lending Office

    Mellon Bank, N.A.                  Three Mellon Bank Center Room 2303                 same                           same
                                       (Loan Administration)
                                       Pittsburgh, PA  15259-0003
                                       Attn:  Cathy Capp
                                       Phone:  (412) 234-1870
                                       Fax:      (412) 236-2027, 2028

    The Industrial Bank of Japan       1251 Avenue of the Americas                        same                           same
    Trust Company                      New York, NY  10020-1104

                                       Attn:  Atsushi Kawai
                                       Credit Administration
                                       Phone: (212) 282-4060
                                       Fax:     (212) 282-4480

    The Toronto-Dominion Bank          909 Fannin, Suite 1700                  TDSI (USA), Inc.                          same
                                       Houston, TX  77010                      31 West 52nd Street
                                       Attn:  Jorge A. Garcia                  21st Floor
                                       Manager-Credit Administration           New York, NY  10019-6101
                                       Phone: (713) 653-8242                   Attn:  Senior Dealer
                                       Fax:     (713) 951-9921                 Phone: (212) 468-0400
                                                                               Fax:     (212) 974-5283

    Bank Hapoalim B.M.                 Commercial Loan & Documentation                    same                           same
                                       1515 Market Street, Suite 200

                                       Philadelphia, PA  19102
                                       Attn:  Sheila D. Joe
                                       Phone:  (215) 665-2228
                                       Fax:      (215) 665-2217

    The Tokai Bank, Limited, New       55 East 52nd Street, 11th Floor                    same                           same
    York Branch                        New York, NY  10055

                                       Attn:  Eva Cordova
                                       Phone:  (212) 339-1145
                                       Fax:      (212) 754-2171

    Union Bank of Switzerland          New York Branch                                    same                           same
                                       299 Park Avenue

                                       New York, NY  10171
                                       Attn:  Mike Peterson
                                       Loan Servicing Group
                                       Phone:  (212) 821-3230
                                       Fax:      (212) 821-3259

    The Long-Term Credit Bank of       One Liberty Plaza                                  same                           same
    Japan                              New York, NY  10006

                                       Attn:  Robert Pacitici
                                       Phone:  (212) 335-4801
                                       Fax:      (212) 608-3452

                                       2

                                       Domestic                                        CD Lending                     Eurodollar
    Name of Bank                       Lending Office                                    Office                     Lending Office

    The Toyo Trust & Banking Co.,      666 Fifth Avenue, 33rd Floor                       same                           same
    Ltd.                               New York, NY  10103
                                       Attn:  Debra Wylie
                                       Phone:  (212) 307-3400, ext.287
                                       Fax:      (212) 977-5611

    The Fuji Bank, Limited             Two World Trade Center                             same                           same
                                       New York, NY  10048
                                       Attn:  Gemma Dizon
                                       Phone:  (212) 898-2069
                                       Fax:      (212) 488-8216

    Bank of Montreal                   115 South LaSalle Street                           same                           same
                                       Chicago, IL  60603
                                       Attn:  John Paseka

                                       Phone:  (312) 750-3771
                                       Fax:      (312) 750-4345

    Summit Bank                        750 Walnut Avenue, 3rd Floor                       same                           same
                                       Cranford, NJ  07016
                                       Attn:  Carolyn Swiss

                                       Phone:  (201) 229-5288
                                       Fax:      (201) 641-4462

    The Bank of New York               One Wall Street, 19th Floor                        same                           same
                                       Energy Industries Division

                                       New York, NY  10286
                                       Attn:  Theresa A. Foran
                                       Phone:  (212) 635-7921
                                       Fax:      (212) 635-7923

    First National Bank of Chicago     One First National Plaza                           same                           same
                                       Mail Suite 0634, 1FNP-10

                                       Chicago, IL 60670
                                       Attn:  Gwendolyn Watson
                                       Phone:  (312) 732-4509
                                       Fax:      (312) 732-4840

    Bankers Trust Company              130 Liberty Street                                 same                           same
                                       New York, NY  10006
                                       Attn:  Joe Regan

                                       Phone:  (212) 250-4169
                                       Fax:      (212) 250-7351

                                       3


                                       Domestic                                        CD Lending                  Eurodollar
    Name of Bank                       Lending Office                                    Office                  Lending Office

    Morgan Guaranty and Trust          60 Wall Street                                     same            Nassau Bahamas Office
    Company of New York                New York, NY  10260-0060                                           c/o J.P. Morgan Services,
                                       Attn:  Sandra Doherty                                              Inc.
                                       Credit Administrator                                               Loan Operations, 3rd Floor
                                       Phone:  (302) 634-8122                                             500 Stanton Christiana Rd.
                                       Fax:      (302) 634-1092                                           Newark, DE  19713
                                                                                                          Attn:  Allison Hollis
                                                                                                          Loan Department
                                                                                                          Phone:  (302) 634-4671
                                                                                                          Fax:      (302) 634-1094

    Citibank, N.A.                     399 Park Avenue
                                       4th Floor, Zone 22
                                       New York, New York 10021
                                       Attn:  Kate Bohen
                                       Phone:  (302) 894-6120
                                       Fax:      (302) 894-6077

                                   EXHIBIT A-1

                              FORM OF CONTRACT NOTE

$____________________                                     Dated: October 7, 1997


          FOR VALUE RECEIVED, the undersigned, PECO Energy Company, a Pennsylvania corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of (the "Lender") for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) on the Termination Date the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Contract Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Contract Advance from the date of such Contract Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to The First National Bank of Chicago, as Administrative Agent, at One First National Plaza, Chicago, Illinois 60670, in same day funds. Each Contract Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Contract Notes referred to in, and is entitled to the benefits of, the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of Contract Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Contract Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

                               PECO ENERGY COMPANY

                               By
                                      Name:
                                      Title:

                 ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

                                                                               Amount of
                                        Maturity            Principal          Unpaid
                     Amount of          of                  Paid or            Principal          Notation
Date                 Advance            Advance             Prepaid            Balance            Made By


                                   EXHIBIT A-2

                              FORM OF AUCTION NOTE

$_________________________                              Dated: _________, 19___



          FOR VALUE RECEIVED, the undersigned, PECO Energy Company, a Pennsylvania corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on , 19 , the principal amount of Dollars ($ ).

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

          Interest Rate: % per annum (calculated on the basis of a year of days for the actual number of days elapsed).

          Interest Payment Date or Dates:

          Both principal and interest are payable in lawful money of the United States of America to or the account of the Lender at the office of The First National Bank of Chicago, as Administrative Agent, at One First National Plaza, Chicago, Illinois 60670, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings (other than United States withholding taxes, if applicable), and all liabilities with respect thereto.

          This Promissory Note is one of the Auction Notes referred to in, and is entitled to the benefits of, the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

                               PECO ENERGY COMPANY

                               By
                                     Name:
                                     Title:

                                   EXHIBIT B-1

                         NOTICE OF A CONTRACT BORROWING

The First National Bank of Chicago, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

One First National Plaza
Chicago, Illinois 60670

                                                                       [Date]

         Attention:            Utilities Department
                               North American Finance Group

Ladies and Gentlemen:

          The undersigned, PECO Energy Company, refers to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

               (i) The Business Day of the Proposed Contract Borrowing is , 19 .

               (ii) The Type of Contract Advances to be made in connection with the Proposed Contract Borrowing is [Adjusted CD Rate Advances] [Base Rate Advances] [Eurodollar Rate Advances].

               (iii) The aggregate amount of the Proposed Contract Borrowing is $_________________.

               (iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [ days] [ month[s]].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Contract
Borrowing:

               (A) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Contract Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

               (B) no event has occurred and is continuing, or would result from such Proposed Contract Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                               Very truly yours,

                               PECO ENERGY COMPANY

                               By
                                        Name:
                                        Title:

                                   EXHIBIT B-2

                         NOTICE OF AN AUCTION BORROWING

The First National Bank of Chicago, as Administrative Agent, for the Lenders parties to the Credit Agreement referred to below

One First National Plaza
Chicago, Illinois 60670

                                                              [Date]

        Attention:            Utilities Department
                              North American Finance Group

  Ladies and Gentlemen:

          The undersigned, PECO Energy Company, refers to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), and hereby gives you notice pursuant to Section
2.03 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction Borrowing (the "Proposed Auction Borrowing") is requested to be made:

          (A)      Date of Auction Borrowing                ______
          (B)      Amount of Auction Borrowing              ______
          (C)      Maturity Date                            ______
          (D)      Interest Payment Date(s)                 ______
          (E)      _________                                ______
          (F)      _________                                ______

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Auction
Borrowing:

               (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date:

               (b) no event has occurred and is continuing, or would result from the Proposed Auction Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

               (c) the aggregate amount of the Proposed Auction Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed Auction Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                               Very truly yours,

                               PECO ENERGY COMPANY

                               By
                                       Name:
                                       Title:

                                    EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

                           Dated ______________, 19___

          Reference is made to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning.

          ______________ (the "Assignor") and ________________  (the "Assignee")
agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Auction Advances and Auction Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in aspect of Auction Advances and Auction Notes), including, without limitation, such interest in the Assignor's Commitment, the Contract Advances owing to the Assignor, and the Contract Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Contract Advances owing to the Assignee will be as set forth in Section 2 of
Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Contract Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Contract Note[s] for a new Contract Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Contract Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the

Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) none of the consideration used to make the purchase being made by the Assignee hereunder are "plan assets" as defined under ERISA and the rights and interests of the Assignee in and under the Credit Agreement will not be "plan assets" under ERISA [and] (vii) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes].1

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Contract Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Contract Notes for periods prior to the Effective Date directly between themselves.

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                               [NAME OF ASSIGNOR]

                                By
                                         Name:
                                         Title:

                               [NAME OF ASSIGNOR]

                                By
                                         Name:
                                         Title:

                                CD Lending Office:
                                     [Address]

                                Domestic Lending
                                     Office (and  address
                                     for notices):
                                         [Address]

                           Eurodollar Lending Office:
                                         [Address]

Consented to this ________ day
of __________________, 19___

PECO ENERGY COMPANY

By
      Name:
      Title:

Consented to and Accepted this ____________ day of __________________, 19___

[NAME OF ADMINISTRATIVE AGENT]

By
     Name:
     Title:

                                   Schedule 1

                                       to

                            Assignment and Acceptance

                            Dated ____________, 19___

Section 1.

     Percentage Interest:                                             ___%

Section 2.

     Assignee's Commitment:                                           $____

     Aggregate Outstanding Principal
      Amount of Contract Advances
      owing to the Assignee:                                          $____

     A Contract Note payable to the
      order of the Assignee

                                             Dated:_____, 19___

                                             Principal amount: $____

     A Contract Note payable to the
      order of the Assignor

                                             Dated:_____, 19___

                                             Principal amount: $____

Section 3.

     Effective Date(2):                      __________, 19___

__________________
(2) This date should be no earlier than the date of acceptance by the Administrative Agent.

                                    EXHIBIT D

                        FORM OF OPINION OF BALLARD SPAHR
                               ANDREWS & INGERSOLL

                                                        _____________, 19_______

To each of the Banks, the Administrative Agent, the Documentation Agent, the Syndication Agents, the Arrangers, the Co-Agents and the Lead Managers party to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as
Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank,
N.A. and CitiCorp Securities, Inc., as Syndication
Agents, First Chicago Capital Markets, Inc. and
Mellon Bank, N.A., as Arrangers, The First
National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent

                  Re:  PECO Energy Company

  Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(a)(vi) of the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Unless otherwise specified, terms defined in the Credit Agreement are used herein as therein defined.

          We have acted as special counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement. In that capacity we have examined the following:

               (i) The Credit Agreement, the Contract Notes and the form of the Auction Notes to be delivered in connection with Auction Borrowings;

               (ii) The documents  furnished by the Borrower pursuant to Section
          3.01 of the Credit Agreement;

               (iii) The Amended and Restated Articles of Incorporation of the Borrower and all amendments thereto (the "Charter");

               (iv) The by-laws of the Borrower and all amendments thereto (the "By-laws"); and

               (v) A certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated , 19 , attesting to the continued subsistence of the Borrower in Pennsylvania.

          We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. We have assumed that the Agents and the Banks have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement. We have further assumed that the Auction Notes, when delivered under the Credit Agreement, will be duly executed by the Borrower.

          When an opinion or confirmation is given to our knowledge or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the lawyer who is the current primary contact for the Borrower and the individual lawyers in this firm who have participated in the specific transaction to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion, except as otherwise noted herein. Based upon the foregoing and subject to the exceptions, limitations and qualifications set forth herein, we are of the following opinion:

               1. The Borrower is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania.

               2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Charter or the By-laws or (ii) any law of the United States or the Commonwealth of Pennsylvania (including, without limitation, any order, rule or regulation of the PPUC or (iii) to the best of our knowledge, any agreement or instrument to which the Borrower is a party or by which it is bound, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

               3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States or the Commonwealth of Pennsylvania is required for the due execution, delivery and performance by the Borrower of the Credit Agreement or the Notes except for the filing of the Securities Certificate with, and the final approval of, and the Order of Registration issued by, the PPUC, which filing has been duly made and which final approval and Order of Registration have been duly obtained; such Order of Registration is in full force and effect and is final; and the action of the PPUC registering the Securities Certificate is no longer subject to appeal.

               4. The Credit Agreement and the Contract Notes have been duly executed and delivered by the Borrower, and the Credit Agreement and the Contract Notes are, and the Auction Notes, when executed and delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

               5. The Borrower (i) is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, other than Section 9(a)(2) thereof, pursuant to Section 3(a)(2) thereof, and (ii) is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               6. We confirm to you that to our knowledge, after inquiry of each lawyer who is the current primary contact for the Borrower or who has devoted substantive attention to matters on behalf of the Borrower during the preceding twelve months and who is still currently employed by or a member of this firm, except as disclosed in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1996 and the Borrower's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, no litigation or governmental proceeding is pending or threatened in writing against the Borrower (i) with respect to the Credit Agreement or the Notes, or (ii) which is likely to have a material adverse effect upon the financial condition, business, properties or prospects of the Borrower and its subsidiaries taken as a whole.

          We draw to your attention the existence of the following two Pennsylvania statutes in connection with the fact that the Contract Advances bear floating rates of interest:

               (i) Section 911 of the Pennsylvania "Crime Code," 18 Pa. C.S.A. ss.911, enacted by the Act of December 6, 1972, P.L. 1482. Section 911 of the Crime Code bears a close resemblance to certain of the provisions of the Federal Racketeer Influenced and Corrupt Organizations Act of 1970, 18 U.S.C. ss.ss.1961-1968, commonly known as RICO, and is referred to hereinafter as the "Pennsylvania RICO Act." The Pennsylvania RICO Act provides, among other things, that it is a criminal offense, punishable as a felony, to "use or invest, directly or indirectly ... in the acquisition of any interest in, or the establishment or operation of, any enterprise" any income collected in full or partial satisfaction of a loan made "at a rate of interest exceeding 25% per annum... ."

               (ii) The Act of December 29, 1982, P.L. 1671, 18 Pa. C.S.A. ss.4806.1 et seq. (superseded volume) (the "Criminal Usury Statute"). The Criminal Usury Statute provides, among other things, that it is a criminal offense, punishable as a felony, to engage in, "charging, taking or receiving any money ... on the loan ... of any money ... at a rate exceeding thirty-six percent per annum... ."

          The Criminal Usury Statute may have been repealed, but the manner in which the repeal was enacted leaves the matter subject to uncertainty.

          Both the Pennsylvania RICO Act and the Criminal Usury Statute appear to be intended by the legislature to apply only to racketeering and loan sharking type activities, and not to the type of commercial loan transaction evidenced by the Loan Document. Nevertheless, in view of the plain language of the Pennsylvania courts, we cannot say that the ultimate resolution of this issue is free from doubt.

          The foregoing opinions are subject to the following exceptions, limitations and qualifications:

               (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting creditors' rights and remedies generally, general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

               (b) We express no opinion as to the application or requirements of the Pennsylvania Securities Act or federal or state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental health and safety or tax laws in respect of the transactions contemplated by or referred to in the Credit Agreement.

               (c) We express no opinion as to the validity or enforceability of any provision of the Credit Agreement or the Notes which (i) permits the Lenders to increase the rate of interest in the event of delinquency or default if such increase would be deemed a penalty under applicable law; (ii) purports to be a waiver by Borrower of any right or benefit except to the extent permitted by applicable law;
          (iii) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Credit Agreement or the Notes has been made; or (iv) purports to exculpate any party from its own negligent acts.

          We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania and the federal law of the United States.

          The foregoing opinion is solely for your benefit in connection with the consummation of the transaction described herein and may not be used or relied upon by you or any other Person without our express written consent for any other purpose other than (i) any Eligible Assignee that may become a Lender under the Credit Agreement after the date hereof and (ii) Reed Smith Shaw & McClay LLP, which may rely upon this opinion in rendering their opinion furnished pursuant to Article III of the Credit Agreement. The opinions given herein are as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                          Very truly yours,

                                          BALLARD SPAHR
                                            ANDREWS & INGERSOLL

                                    EXHIBIT E

                 FORM OF OPINION OF REED SMITH SHAW & McCLAY LLP

                                                          _______________, 19___

To each of the Banks, the Administrative Agent, the Documentation Agent, the Syndication Agents, the Arrangers, the Co-Agents and the Lead Managers party to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as
Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank,
N.A. and CitiCorp Securities, Inc., as Syndication
Agents, First Chicago Capital Markets, Inc. and
Mellon Bank, N.A., as Arrangers, The First
National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent

                  Re:  PECO Energy Company

  Ladies and Gentlemen:

          We have acted as counsel to Mellon Bank, N.A., individually and as Documentation Agent, in connection with the preparation, execution and delivery of the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). We are delivering this opinion pursuant to Section 3.01(a)(vii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          In that connection, we have examined (i) counterparts of the Credit Agreement, executed by the Borrower, the Banks, the Administrative Agent, the Documentation Agent, the Syndication Agents, the Arrangers, the Co-Agents and the Lead Managers, (ii) the Contract Notes, executed by the Borrower, (iii) the form of the Auction Notes to be delivered by the Borrower in connection with Auction Borrowings and (iv) the other documents listed on Exhibit A hereto, including the opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Borrower (the "Opinion"), furnished to the Administrative Agent pursuant to
Section 3.01(a) of the Credit Agreement.

          In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that the Banks, the Administrative Agent, the Documentation Agent, the Syndication Agents, the Arrangers, the Co-Agents and the Lead Managers have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement. As to matters of fact, we have relied solely upon the documents we have examined.

          Based upon the foregoing, we are of the opinion that, while we have not independently considered the matters covered by the Opinion to the extent necessary to enable us to express the conclusions stated therein, each of the Opinion and the other documents listed in Exhibit A hereto are substantially responsive to the corresponding requirements set forth in Section 3.01 of the Credit Agreement pursuant to which the same have been delivered.

          Please note that Richard H. Glanton, Esquire, a partner in this firm, is a director of PECO Energy Company. We have rendered and continue to render legal services to PECO Energy Company.

          The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a lender under the Credit Agreement after the date hereof.

                                             Very truly yours,

KCK:TEW:ARN

                                    EXHIBIT F

               FORM OF ANNUAL AND QUARTERLY COMPLIANCE CERTIFICATE

                                                    ______________________, 19__

          Pursuant to the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), the undersigned, being ______________________ of the Borrower, hereby certifies on behalf of the Borrower as follows:

          1. Delivered herewith are the financial statements prepared pursuant to Section 5.01(b)(ii) and Section 5.01(b)(iii) of the Credit Agreement, for the fiscal ________ ended ___________, 19__. All such financial statements comply with the applicable requirements of the Credit Agreement.

          2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish compliance with the provisions of
Section 5.02(c) of the Credit Agreement as of the end of the fiscal period referred to in paragraph 1 above.

          3. (Check one and only one:)

          No Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing or exists.

          An Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing or exists, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Event of Default or such other event as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.

          4. The undersigned has personally reviewed the Credit Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

          5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Credit Agreement.

                               PECO ENERGY COMPANY

                               By _______________________________________
                                      Name:
                                      Title:

Date:

                                    EXHIBIT G

                      FORM OF ADDITIONAL LENDER SUPPLEMENT

     THIS SUPPLEMENT, dated as of ____________, 19_____, by the undersigned.

                                    Recitals:

          A. This  Supplement is being executed and delivered in accordance with
Section 2.18 of the 364-Day Credit Agreement, dated as of October 7, 1997, among PECO Energy Company, as Borrower, the banks named therein, as Banks, certain Banks specified therein, as Lead Managers, certain Banks specified therein, as Co-Agents, First Chicago Capital Markets, Inc., Mellon Bank, N.A. and CitiCorp Securities, Inc., as Syndication Agents, First Chicago Capital Markets, Inc. and Mellon Bank, N.A., as Arrangers, The First National Bank of Chicago, as Administrative Agent, and Mellon Bank, N.A., as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

          B. The undersigned wishes to become a Lender party to the Credit Agreement, as an Additional Lender.

          NOW, THEREFORE, the undersigned, intending to be legally bound, hereby agrees as follows:

          1. The undersigned hereby becomes party to the Credit Agreement as Lender thereunder, and shall be subject to and bound by all of the provisions thereof.

          2. The Commitment of the undersigned shall be $_____________.

          3. The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Additional Lender Supplement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) none of the consideration used to make the purchase being made by the undersigned hereunder are "plan assets" as defined under ERISA and the rights and interests of the undersigned in and under the Credit Agreement will not be "plan assets" under ERISA [and] (vii) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the undersigned under the Credit Agreement and the Notes].(3)

          4. This Supplement shall be effective upon the date of acceptance thereof by the Administrative Agent, unless otherwise specified under the undersigned's name signature below.

          5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                           [NAME OF ADDITIONAL LENDER]

                                           By:
                                           Name:
                                           Title:

                                           CD Lending Office:  [Address]

                                           Domestic Lending Office (and
                                           address for notices):  [Address]

                                           Eurodollar Lending Office:  [Address]

                                           Effective Date(4):________, 19__

CONSENTED TO:

[NAME OF ADMINISTRATIVE AGENT]

By:
Name:
Title:

CONSENTED TO:

PECO ENERGY COMPANY

By:
Name:
Title:

________________
(3) If the undersigned is organized under the laws of a jurisdiction outside the United States.
(4) This date should be no earlier than the date of acceptance by the Administrative Agent.

                                       3